                                                                  EXHIBIT 3.1

                      ARTICLES OF AMENDMENT AND RESTATEMENT
                        TO THE ARTICLES OF INCORPORATION
                                       OF
                                 RES-CARE, INC.


         1.     The name of the Corporation is Res-Care, Inc.

         2. The amendment adopted amends and restates the Corporation's Articles of Incorporation in their entirety to read as set forth on Exhibit A attached hereto and incorporated herein (the Amendment).

         3. The foregoing Amendment required shareholder approval, which approval was given by a written statement of action dated as of June 17, 1992, signed by holders of 489,027 Common Shares (or 81%) of the Corporations shares outstanding and entitled to vote on the Amendment, which constitutes sufficient approval of the Amendment under the Corporation's Articles of Incorporation..

         IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment and Restatement on behalf of the Corporation this 18th day of December, 1992.

                                         RES-CARE, INC.



                                          By:            /S/ Ronald G. Geary
                                                  -----------------------------
                                                  Ronald G. Geary, President
                                                  Chief Operating Officer

                                    EXHIBIT A
                                    ---------


                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                                 RES-CARE, INC.


                                    ARTICLE I
                                    ---------

                                      NAME
                                      ----

         The Corporation's name shall be Res-Care, Inc.


                                   ARTICLE II
                                   ----------

                                    DURATION
                                    --------

         The Corporation's duration shall be perpetual.


                                   ARTICLE III
                                   -----------

                                    PURPOSES
                                    --------

         The Corporation's purposes shall be to transact any and all lawful business for which corporations may be incorporated under the Kentucky Business Corporation Act ("KBCA").


                                   ARTICLE IV
                                   ----------

                                PRINCIPAL OFFICE
                                ----------------

         The mailing address of the principal office of the Corporation is 10140 Linn Station Road, Louisville, Kentucky 40223.


                                    ARTICLE V
                                    ---------

                       REGISTERED OFFICE; REGISTERED AGENT
                       -----------------------------------

         The street address of the registered office of the Corporation is 10140 Linn Station Road, Louisville (Jefferson County), Kentucky 40223, and the name of the registered agent at such office is Ronald G. Geary.

                                   ARTICLE VI
                                   ----------

                                AUTHORIZED SHARES
                                -----------------

         The total number of shares which the Corporation shall have the authority to issue is 41,000,000 shares ("Shares"), which shall be divided into two classes as follows:

         40,000,000 Common Shares; and

         1,000,000 Preferred Shares.

         The designations, voting powers and relative rights and preferences of the shares shall be as follows:

           A.       COMMON SHARES.
                    --------------

                    1. POWERS, RIGHTS AND PREFERENCES. The Common Shares shall be without distinction as to powers, rights and preferences. Except as may be provided by the Board of Directors in a designation of any series of Preferred Shares (in accordance with the provisions of Paragraph B of Article VI) or as otherwise declared by law, the Common Shares shall have the exclusive right to vote for the election of directors and on all other matters in which shareholders are generally entitled to vote. Except with respect to the election of directors (where cumulative voting is required), each of the Common Shares shall have one vote per share (which vote may not be split into fractional votes) on matters on which holders of Common Shares are entitled to vote.

                    2. DIVIDENDS. After the requirements with respect to preferential dividends on Preferred Shares (fixed in accordance with the provisions of Paragraph B of Article VI), if any, have been met and after the Corporation has complied with any requirements for setting aside sums as sinking funds or redemption or purchase accounts and subject further to any other conditions which may be established in accordance with the provisions of Paragraph B of Article VI, the holders of Common Shares shall be entitled to receive such dividends, if any, as may be declared from time to time by the Board of Directors.

                    3. DISTRIBUTIONS ON COMMON SHARES. After distribution in full of any preferential amount (as may be fixed in accordance with the provisions of Paragraph B of Article VI) to be distributed to the holders of Preferred Shares, and subject to any further rights of the holders of Preferred Shares to further participate in a liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, the holders of Common Shares shall be entitled to receive, upon the voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up of the Corporation, all of its remaining assets, tangible and intangible, of whatever kind available for distribution to the shareholders, ratably in proportion to the number of Common Shares held by each.

                    4. ISSUANCE OF COMMON SHARES. Common Shares may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

           B.       PREFERRED SHARES.
                    -----------------

                    1. ISSUANCE BY BOARD RESOLUTIONS; SERIES. The Board of Directors of the Corporation shall have authority by resolution to issue from time to time Preferred Shares in one or more series. Each series shall be distinctly designated by number, letter or title. All shares of any one series of Preferred Shares shall be alike in every particular. The powers, preferences and voting, relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

                    2. PREFERENCES AND RIGHTS. Subject to the provisions of subparagraph 3 of this Paragraph B of Article VI, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of each particular series of Preferred Shares, the designation, powers, preferences and voting, relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of such series, including, but without limiting the generality of the foregoing, the following:

                           (a) The distinctive designation of, and the number of Preferred Shares which shall constitute the series, which number from time to time may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;

                           (b) The rate and times at which, and the terms and conditions upon which, dividends on the shares of the series shall be paid, whether the dividends shall be cumulative or non-cumulative, and if cumulative, from what date or dates, and the preferences or relation, if any, of such dividends to the dividends payable on any shares of any other series or class of stock of the Corporation;

                           (c) Whether shares of the series shall be subject to redemption, and if so subject, whether they shall be subject to redemption (i) at the option of the Corporation, the shareholder, another person and/or upon the occurrence of a designated event, (ii) for cash, indebtedness, securities (including, without limitation, Common Shares) or other property, or any combination thereof, and
           (iii) for a designated amount or for an amount determined in accordance with a designated formula or by reference to extrinsic data or events; and, as to any shares of a series subject to redemption, such other terms and conditions on which the shares of the series may be redeemed;

                           (d) Whether the holders of the shares of the series shall be entitled to the benefit of a sinking fund or redemption or purchase account to be applied to the purchase or redemption of the shares of the series and, if so entitled, the amount of such fund and the terms and conditions relative to the operation thereof;

                           (e) Whether the shares of the series shall be convertible into, or exchangeable for, any Common or other Preferred Shares of the Corporation or any other securities and, if so convertible or exchangeable, whether the conversion or exchange (i) is at the option of the Corporation, the shareholder, another person and/or upon the occurrence of a designated event, (ii) shall be for cash, indebtedness, securities (including, without limitation, Common Shares) or other property, or any combination thereof, and (iii) shall be for a designated amount or at a designated ratio, or for an amount or at a ratio determined in accordance with a designated formula or by reference to extrinsic data or events; and, as to any shares of a series so convertible or exchangeable, such other terms and conditions on which the shares of the series may be converted or exchanged;

                           (f) The rights, if any, of the holders of the shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Corporation;

                           (g) Whether the shares of the series shall have priority over or parity with or be junior to the shares of any other class or series, or shall be entitled to the benefit of limitations restricting (i) the creation of indebtedness of the Corporation, (ii) the issuance of shares of any other class or series having priority over or being on a parity with the shares of such series, or (iii) the payment of dividends on, the making of other distributions with respect to, or the purchase or redemption of shares of any other class or series on parity with or ranking junior to the shares of any such series as to dividends or other distributions, and the terms of any such restrictions, or any other restrictions with respect to shares of any class or series on parity with or ranking junior to the shares of such series in any respect;

                           (h) Whether and in what circumstances shares of a series shall have voting rights, which voting rights, if any, may be general, special, conditional or limited (and, in the case of special, conditional or limited voting rights, may confer upon holders of such series in certain circumstances the exclusive right to elect a majority of the members of the Board of Directors); and, as to any shares of a series having voting rights, the number of votes each holder shall be entitled to cast per each share of the series and whether holders of the series are entitled to vote separately or together with the holders of one or more other series of Preferred Shares on all or some matters as a separate voting group; and

                           (i) Any other powers, preferences, privileges and relative, participating, optional, or other special rights of such series, and the qualifications, limitations or restrictions thereof, to the fullest extent now and hereafter permitted by law.

                    3. ISSUANCE OF PREFERRED SHARES. Subject to the following provisions of this subparagraph 3, shares of any series of Preferred Shares may be issued from time to time as the Board of Directors shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors. The relative powers, preferences and rights of each series of Preferred Shares in relation to the powers, preferences and rights of each other series of Preferred Shares shall be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in this Paragraph B of Article VI. Except as otherwise declared by law, the consent by class or series vote or otherwise of the holders of such of the series of the Preferred Shares as are from time to time outstanding shall not be required for the issuance by the

Board of Directors of any other series of Preferred Shares, whether the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them; provided, however, that the Board of Directors may provide in such resolution or resolutions adopted with respect to any series of Preferred Shares that the consent of the holders of a majority (or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Shares.


                                   ARTICLE VII
                                   -----------

                               SHARE DISTRIBUTIONS
                               -------------------

           Except as may be provided by the Corporation's Board of Directors in a designation of any series of Preferred Shares issued pursuant to Article VI, shares of one class or series may be issued as a share dividend in respect of shares of another class or series.


                                  ARTICLE VIII
                                  ------------

                               BOARD OF DIRECTORS
                               ------------------

           A. NUMBER. The affairs of the Corporation shall be managed and conducted by its Board of Directors. The number of directors of the Corporation shall be such number as shall be from time to time specified in or fixed in accordance with the Bylaws.

           B. CLASSES OF DIRECTORS. If the number of directors of the Corporation shall at any time equal or exceed nine, then at such time the Board of Directors shall be divided into three classes, Class I, Class II and Class III, that shall be as nearly equal in number as possible; provided, however, that the number of directors in any one class may not exceed the number of directors in any other class by more than one. The initial allocation of directors among classes shall be established by resolution adopted by a majority of the Board of Directors.

           C. TERMS OF OFFICE. Each director shall serve for a term ending on the date of the first Annual Meeting following the Annual Meeting at which such director was elected, unless the Board of Directors has been classified as provided in Paragraph B of Article VIII. If the Board of Directors has been classified as provided in Paragraph B of Article VIII, then each initial director in Class I shall serve for a term ending on the first Annual Meeting following the Annual Meeting at which such director was elected; each initial director in Class II shall serve for a term ending on the second Annual Meeting following the Annual Meeting at which such director was elected; and each initial director in Class III shall serve for a term ending on the third Annual Meeting following the Annual Meeting at which such Director was elected. At each Annual Meeting held after the initial election of directors according to classes, the directors chosen to succeed those whose terms have expired shall be identified as being of the same class of directors they succeed and shall be elected to serve for a term ending on the third Annual Meeting following the Annual Meeting at which they were elected. In all cases, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal.

           D. REMOVAL. Any director or directors or the entire Board of Directors may be removed from office at any time, but only for cause and by the affirmative vote of the holders of a majority of all shares of the Corporation outstanding and then entitled to vote generally in an election of directors, voting together as a single class. Notwithstanding the immediately preceding sentence, if less than the entire Board of Directors is to be removed, no one of the directors may be removed if the votes cast against his removal would be sufficient to elect him if then cumulatively voted at an election of the entire Board of Directors, or, if there be classes of directors, at an election of the class of directors of which he is a part.

           E. RIGHTS OF HOLDERS OF PREFERRED SHARES. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Shares issued by the Corporation pursuant to Article VI shall have the right, voting separately as a class or by series, to elect directors at an Annual or Special Meeting of Shareholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of the series of Preferred Shares applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article VIII unless expressly provided by the terms of the applicable series.


                                   ARTICLE IX
                                   ----------

                        LIMITATION ON DIRECTOR LIABILITY
                        --------------------------------

           A. SCOPE OF LIMITATION. A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any act or omission constituting a breach of his or her duty as a director, unless such act or omission (i) relates to a transaction in which the director has a personal financial interest which is in conflict with the financial interests of the Corporation or its shareholders; (ii) is not in good faith or involves intentional misconduct or is known to the director to be a violation of law; (iii) is a vote for or assent to an unlawful distribution to shareholders as prohibited under KRS 271B.8-330; or (iv) relates to a transaction from which the director derives an improper personal benefit.

           B. AMENDMENT OF KBCA. If the KBCA is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the KBCA, as so amended, and without the necessity for further shareholder action in respect thereof.

           C. REPEAL OR MODIFICATION. Any repeal or modification of this Article IX by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such repeal or modification.

                                    ARTICLE X
                                    ---------

                          INDEMNIFICATION AND INSURANCE
                          -----------------------------

           A. RIGHT TO INDEMNIFICATION. Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal, (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the KBCA, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorney's fees, judgements, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except as provided in paragraph B hereof, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this paragraph A of Article X shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the KBCA requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

           B. RIGHT OF CLAIMANT TO BRING SUIT. If a claim under paragraph A of this Article X is not paid in full by the Corporation within 30 days after a written claim has been received by the Corporation, the claimant may, at any time thereafter, bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the KBCA for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the KBCA, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

           C. NON-EXCLUSIVITY OF RIGHTS. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article X shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaw, agreement, vote of shareholders or disinterested directors or otherwise.

           D. INSURANCE. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the KBCA.


                                   ARTICLE XI
                                   ----------

                        CONSIDERATION OF CERTAIN FACTORS
                        --------------------------------

           The Board of Directors may base its response to any offer of another party to: (a) make a tender or exchange offer for any equity security of the Corporation (b) merge or consolidate the Corporation with another corporation, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation (collectively, "Acquisition Proposals") upon an evaluation of the best interests of the Corporation and its shareholders and such other factors as it deems relevant in considering the Acquisition Proposal, including, without limitation, the following:

                    (a) The consideration being offered in the Acquisition Proposal, not only in relation to the then current market value of the Corporation's stock but also in relation to (i) the Board of Directors' then current estimate of the current or future value of the Corporation in a freely negotiated transaction, (ii) the Board of Directors' then current estimate of the future value of the Corporation as an independent entity;

                    (b) The social, legal and economic effects upon the Corporation and its subsidiaries and the employees, suppliers, clients and others having similar relationships with the Corporation and its subsidiaries, and other elements of the communities in which the Corporation and its subsidiaries operate or are located; and

                    (c) The competence, experience and integrity of the acquiring party or parties and its or their management.


                                   ARTICLE XII
                                   -----------

                             AMENDMENT, REPEAL, ETC.
                             -----------------------

           Any provision in these Articles of Incorporation or in the Bylaws of the Corporation to the contrary notwithstanding, the affirmative vote of the holders of at least 80% of all shares of the Corporation outstanding and then entitled to vote generally in an election of directors, voting together as a single class, shall be required to alter, amend, supplement or repeal Articles VIII or XII hereof or to adopt any provision inconsistent therewith.